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                                                                  EXHIBIT (J)(5)



                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in Post-Effective Amendment No. 72 to the Registration Statement of Eaton Vance Growth Trust (1933 Act File No. 2-22019) on behalf of Eaton Vance Information Age Fund of our report relating to Information Age Portfolio dated October 2, 1998, in the Statement of Additional Information, which is part of such Registration Statement.


                                 /s/ PricewaterhouseCoopers Chartered Accounts PRICEWATERHOUSECOOPERS
                                  CHARTERED ACCOUNTS


December 18, 1998
Toronto, Canada

                                      C-19